EXHIBIT 99.1

November 25, 2012

Joseph McKenzie, D.V.M
Chairman, Board of Directors
Health Discovery Corporation
                                               VIA Email

Joe,

This will be my official notice of my resignation from the board of Health Discovery Corporation effective Monday Nov. 26, 2012.

Sincerely,

/s/ Curtis G. Anderson
Curtis G. Anderson